EXHIBIT 99.1

[MATRIXONE LOGO]

Brian Norris	Charlie Guyer
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4052
brian.norris@matrixone.com	charlie.guyer@matrixone.com

MATRIXONE, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Westford, Mass. – April 23, 2003 — MatrixOne®, Inc. (NASDAQ: MONE), a leading provider of collaborative Product Lifecycle Management (PLM) solutions for the value chain™, announced today results for its third quarter ended March 29, 2003.

For the third quarter ended March 29, 2003, total revenues were $24.0 million, compared to $32.6 million in the same period last year. For the third quarter ended March 29, 2003, net loss was $5.3 million, or $0.11 per share, compared to a net loss of $5.0 million, or $0.11 per share, in the same period last year. For the third quarter ended March 29, 2003, pro forma net loss1, which excludes stock-based compensation, was $4.5 million, or $0.09 per share, compared to a pro forma net loss of $4.0 million, or $0.09 per share, in the same period last year.

For the nine months ended March 29, 2003, total revenues were $83.1 million, compared to $89.5 million in the same period last year. For the nine months ended March 29, 2003, net loss was $20.8 million, or $0.44 per share, compared to a net loss of $26.2 million, or $0.57 per share, in the same period last year. For the nine months ended March 29, 2003, pro forma net loss1, which excludes stock-based compensation and restructuring charges, was $14.5 million, or $0.31 per share, compared to a pro forma net loss of $20.0 million, or $0.44 per share, in the same period last year.

“We were disappointed with our third quarter results which were adversely impacted by uncertain global economic conditions and overall sales execution,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne, Inc. “However, we made significant progress in reducing our operating expenses and winning key strategic accounts. We have taken decisive actions to improve overall sales management and effectiveness, and moving forward, we remain optimistic about our leadership position within the PLM market.”

The following milestones were completed or announced since MatrixOne’s second quarter earnings release on January 22, 2003:

•	During the third quarter, MatrixOne recognized revenue from a number of the world’s most innovative companies, including CAE Inc., a global leader in providing advanced simulation and controls equipment; Celestica, a world leader in electronics manufacturing services; Motorola’s Integrated Electronic Systems Sector, a global leader in integrated communications and embedded electronic solutions; Toshiba, a leading diversified manufacturer of advanced electronic and electrical products; and Yazaki, a leading supplier of vehicle power and data solutions to the automotive industry.

•	MatrixOne, together with its partners, launched a major initiative designed to educate the market about the power of Product Lifecycle Management (PLM) solutions. The MatrixOne PLM Seminar Series, co-sponsored by Sun Microsystems in major metropolitan areas across North America, offers perspectives from AMR Research, a leading industry analyst firm, as well as from various MatrixOne customers, including Agilent Technologies, John Deere and Procter & Gamble. The Company also launched “PLMLive,” a web-based seminar series which provides participants with access to real-time insights into the results that global leaders in aerospace and defense, automotive, consumer products and high technology are realizing with PLM solutions from MatrixOne.

•	MatrixOne was positioned in the leader quadrant in Gartner, Inc.’s March 2003 “Product Lifecycle Management (PLM) Magic Quadrant” report. This positioning confirmed MatrixOne’s flexible product offering, broad vision and strong track record of customer success working with world-class companies to create robust solutions for collaborative product development, global program management and supplier relationship management. The Gartner report defines companies positioned in the leader quadrant as companies that “score well on both completeness of vision and ability to execute.”

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Company to Host Live Webcast

The Company’s management team will host a live webcast at 5:30 p.m. eastern time today to discuss the Company’s financial results for the third quarter. The webcast, along with the third quarter earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.matrixone.com/investor.

1 The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-operational, non-cash charge, and restructuring charges, which are charges relating to an unusual and infrequent event. For the third quarter ended March 29, 2003 and March 30, 2002, pro forma net loss excludes stock-based compensation. For the nine months ended March 29, 2003 and March 30, 2002, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation and restructuring charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges are material costs that were incurred relating to an unusual and infrequent event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and eMatrix are registered trademarks, and a leading provider of collaborative Product Lifecycle Management (PLM) solutions for the value chain is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to our growth and profitability prospects, our ability to improve our sales management and effectiveness, our position in the market, our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans and objectives. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: our history of losses and our ability to achieve or maintain profitability; the weak worldwide economic conditions may result in decreased revenues, increased customer credit risk, and higher net losses; the effectiveness of our cost reduction programs; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 29, 2002 and our Quarterly Report on Form 10-Q for the quarter ended December 28, 2002.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 29, 2003	March 30, 2002	March 29, 2003	March 30, 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Software license	$7,153	$13,083	$31,954	$33,410
Service	16,848	19,501	51,189	56,043

Total revenues	24,001	32,584	83,143	89,453

Cost of Revenues:
Software license	1,265	1,739	3,778	4,038
Service	10,830	13,724	35,408	41,988

Total cost of revenues	12,095	15,463	39,186	46,026

Gross Profit	11,906	17,121	43,957	43,427

Operating Expenses:
Selling and marketing	8,389	12,204	32,667	38,580
Research and development	5,972	6,227	19,203	18,397
General and administrative	2,581	3,309	8,161	9,269
Stock-based compensation	782	983	2,477	2,944
Restructuring charges	—	—	3,800	3,202

Total operating expenses	17,724	22,723	66,308	72,392

Loss from Operations	(5,818)	(5,602)	(22,351)	(28,965)
Other Income, Net	550	596	1,557	2,799

Net Loss	$(5,268)	$(5,006)	$(20,794)	$(26,166)

Basic and Diluted Net Loss Per Share	$(0.11)	$(0.11)	$(0.44)	$(0.57)

Shares Used in Computing Basic and Diluted Net Loss per Share	47,681	46,462	47,402	45,890

Reconciliation of Pro Forma Net Loss[1]:
Net Loss	$(5,268)	$(5,006)	$(20,794)	$(26,166)
Adjustments:
Stock-based compensation	782	983	2,477	2,944
Restructuring charges	—	—	3,800	3,202

Pro Forma Net Loss[1]	$(4,486)	$(4,023)	$(14,517)	$(20,020)

Pro Forma Basic and Diluted Net Loss Per Share	$(0.09)	$(0.09)	$(0.31)	$(0.44)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	47,681	46,462	47,402	45,890

1 The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-operational, non-cash charge, and restructuring charges, which are charges relating to an unusual and infrequent event. For the third quarter ended March 29, 2003 and March 30, 2002, pro forma net loss excludes stock-based compensation. For the nine months ended March 29, 2003 and March 30, 2002, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation and restructuring charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges are material costs that were incurred relating to an unusual and infrequent event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 29, 2003	June 29, 2002
	(unaudited)
ASSETS
Current Assets:
Cash and equivalents	$129,868	$139,642
Accounts receivable, net	23,498	35,794
Prepaid expenses and other current assets	7,555	8,039

Total current assets	160,921	183,475
Property and Equipment, Net	12,717	14,784
Other Assets	2,422	2,689

	$176,060	$200,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,111	$10,583
Accrued expenses	17,328	20,663
Deferred revenues	19,440	20,612

Total current liabilities	44,879	51,858

Stockholders’ Equity:
Common stock	475	470
Additional paid-in capital	210,481	210,788
Deferred stock-based consideration	(1,291)	(3,898)
Accumulated deficit	(79,479)	(58,685)
Accumulated other comprehensive income	995	415

Total stockholders’ equity	131,181	149,090

	$176,060	$200,948

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